UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CORECARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Meca Way

Norcross, Georgia 30093

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

YOU ARE INVITED TO attend the Annual Meeting of Shareholders of CoreCard Corporation on Thursday, June 1, 2023 at 4:00 p.m., local time, at our principal executive offices located at One Meca Way, Norcross, Georgia 30093. At the Annual Meeting, shareholders will consider and vote on:

1.	The election of one director to the Board of Directors to serve until the 2025 Annual Meeting and the election of one director to the Board of Directors to serve until the 2026 Annual Meeting;

2.	Approval, by a non-binding, advisory vote, of the compensation of our named executive officers;

3.	Other matters that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 11, 2023 will receive notice of and be entitled to vote at the meeting or any adjournment thereof.

A Proxy Statement and a proxy solicited by the company are enclosed with this mailing. To ensure a quorum for the meeting and that your vote may be recorded, please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may revoke your proxy and vote in person. Our 2022 Annual Report to Shareholders is enclosed in the same document as the Proxy Statement.

By order of the Board of Directors,

Matthew A. White
Secretary

April 14, 2023

Please complete and return the enclosed proxy promptly so that your vote may be recorded

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 1, 2023

We are sending this Proxy Statement to the shareholders of CoreCard Corporation (the “company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be voted at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of CoreCard Corporation and any adjournment thereof. The Annual Meeting will be held on June 1, 2023 at our principal executive offices located at One Meca Way, Norcross, Georgia 30093 at 4:00 p.m. local time. We expect to mail this Proxy Statement and the accompanying proxy to shareholders on or about April 14, 2023.

VOTING

General

The securities that can be voted at the Annual Meeting consist of common stock of CoreCard Corporation, $.01 par value per share. Each share entitles its owner to one vote on each matter submitted to the shareholders. There are no cumulative voting rights. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on April 11, 2023. On that date, we had outstanding and entitled to vote 8,502,735 shares of common stock with each share entitled to one vote.

Quorum

A majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. We will treat shares subject to abstentions or broker non-votes as present at the Annual Meeting for purposes of determining a quorum. Broker non-votes occur when a bank, broker, or other nominee of shares held in street name is not permitted to vote without instructions from the shareholder and such instructions have not been given. Abstentions and broker non-votes are not counted as a vote cast and will have no effect on the vote on any proposal.

Required Vote

A. Russell Chandler, III and Kathryn Petralia, the incumbent nominees for election as director, will be reelected if more votes are cast “For” than are cast “Against” them. If more votes are cast Against, the nominee is required to submit their resignation subject to acceptance by the Board of Directors (the “Board”). The other members of the Board will determine the action to be taken with respect to the resignation and will publicly announce their decision and the rationale therefor.

With respect to Proposal 2 – TO APPROVE, BY A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, the proposal will be approved if more votes are cast “For” than are cast “Against” the proposal. The proposal is advisory and nonbinding. The Board will review the result of the vote and take it into account when making future compensation decisions.

Proxies

At the Annual Meeting, the persons named as proxies will vote all properly executed proxy cards delivered in connection with this solicitation and not revoked in accordance with the directions given. Shareholders should specify their choices with regard to each proposal to be voted upon on the accompanying proxy card. If no specific instructions are given with regard to a proposal to be voted upon, then the shares represented by a signed proxy card will be voted “FOR” such proposal. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Some of our shareholders hold their shares through a broker, bank, custodian or other nominee, rather than directly in their own name. This is commonly referred to as holding shares in “street name.” If you hold shares in street name, these proxy materials are being forwarded to you by your broker, bank, custodian or other nominee, which is considered, with respect to such shares, to be the shareholder of record. As the beneficial owner of shares held in street name, you have the right to direct the nominee how such shares should be voted. You also have the right to attend the Annual Meeting. However, since you are not the shareholder of record, you must first obtain a signed proxy from the shareholder of record giving you the right to vote the shares at the Annual Meeting. Your broker, bank, custodian or other nominee has enclosed or provided you voting instructions for you to use in directing the nominee how to vote your shares or obtain a proxy from the nominee.

You may revoke your proxy in connection with this solicitation at any time prior to voting at the Annual Meeting by:

●	giving written notice to the Secretary of the company at One Meca Way, Norcross, Georgia 30093, or

●	executing and delivering to the Secretary a later dated proxy, or

●	voting in person at the Annual Meeting.

You cannot revoke your proxy or voting instructions as to any matter upon which, prior to such revocation, a vote has been cast in accordance with the authority conferred by such proxy or voting instructions.

We will pay all expenses incurred in connection with the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. We may solicit proxies by mail, telephone and personal contact by directors, officers, and employees of the company without additional compensation.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report to Shareholders and Proxy Statement. This practice is known as “householding,” and is designed to reduce our printing and postage costs. If you reside at such an address and wish to receive a separate Annual Report and proxy statement, you may contact your broker or, if you are a registered holder, you may contact us by writing to: Matthew A. White, CoreCard Corporation, One Meca Way, Norcross, Georgia 30093, and we will promptly send you the requested materials.

Dissenters’ Rights of Appraisal

There are no dissenters’ rights of appraisal with respect to the matters being acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information concerning the persons who are known to us to be beneficial owners of more than 5 percent of our common stock as of March 15, 2023, and the ownership of our common stock as of that date by each director and director nominee, each executive officer named in the Summary Compensation Table and by all directors, director nominees and named executive officers as a group. There are no arrangements known to us which may result in change of control of the company.

Beneficial Owner	Address	Shares Beneficially Owned [a,b]	Percent of Class [a]
J. Leland Strange [c] Chairman of the Board, President, CEO	One Meca Way Norcross, GA 30093	1,298,188	15.3%

Clifford N. Burnstein [d]	729 7th Avenue New York, NY 10019	835,445	9.8%

Weitz Investment Management, Inc. [e]	1125 South 103rd St., Suite 200 Omaha, NE 68124	582,723	6.9%

Janus Henderson Group PLC [f]	201 Bishopsgate EC2m 3AE, United Kingdom	528,010	6.2%

A. Russell Chandler, III, Director [g]		40,941	*

Philip H. Moise, Director		21,504	*

Elizabeth W. Camp, Director [h]		5,109	*

Kathryn Petralia, Director		2,304	*

Matthew A. White Chief Financial Officer and Corporate Secretary		30,000	*

All Directors and Named Executive Officers as a Group (6 persons)		1,400,214	16.4%

a.

Except as otherwise noted, beneficial ownership is determined on the basis of 8,502,735 shares of common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended. Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to beneficially own shares of the company’s common stock if that person has or shares “voting power”, which includes the power to vote or to direct the voting of a security, or “investment power”, which includes the power to dispose of or to direct the disposition of a security. An asterisk indicates beneficial ownership of less than 1 percent. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 15, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

b.

Includes 59,000 shares reserved for issuance to officers and directors pursuant to stock options that were exercisable at March 15, 2023 or within sixty days of such date which are deemed beneficially owned by such person pursuant to Rule 13d-3(d)(1) of the Exchange Act. The amounts reported above for Mr. White include 30,000 shares for shares underlying stock options exercisable at March 15, 2023 or within sixty days of such date. The amount reported for Mr. Moise includes 16,000 shares for shares underlying stock options exercisable at March 15, 2023, or within sixty days of such date. The amount reported for Mr. Chandler includes 13,000 shares for shares underlying stock options exercisable at March 15, 2023, or within sixty days of such date.

c.	Shares directly owned are jointly owned by J. Leland Strange and Jane H. Strange, Mr. Strange’s wife. Includes 75,000 shares owned by a family trust.

d.

Based solely on information set forth in a Schedule 13D filed on August 3, 2009, in which Clifford N. Burnstein, an individual, reported beneficial ownership of 835,445 shares of common stock, of which Clifford N. Burnstein has the sole power to vote and to dispose.

e.	Based solely on information set forth in a Schedule 13G filed on January 5, 2023, in which Weitz Investment Management, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 582,735 shares of common stock, of which Weitz Investment Management, Inc. has the sole power to vote and to dispose.

f.

Based solely on information set forth in a Schedule 13G/A filed on February 10, 2023, by Janus Henderson Group PLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (“Janus Henderson”), and Janus Henderson Venture Fund, an investment company registered under Section 8 of the Investment Advisors Act of 1940 (“JHVF”). In this filing, Janus Henderson reported beneficial ownership of 528,010 shares of common stock held by funds, individuals and institutional clients for whom various asset managers owned 100% by Janus Henderson provide investment advice, and JHVF, for whom one of such asset managers provides investment advice, reported beneficial ownership of 477,352 shares of common stock.

g.	Includes 8,000 shares owned by a not-for-profit trust controlled by Mr. Chandler.

h.

On March 29, 2023, Ms. Camp informed the Company of her decision not to stand for re-election. As a result of Ms. Camp’s decision, the Board reduced the size of the Company’s Board from five to four members.

PROPOSAL 1 – THE ELECTION OF TWO DIRECTORS

Nominees

At the Annual Meeting of Shareholders, shareholders will elect one director to the Board to serve a two-year term until the 2025 Annual Meeting of Shareholders and one director to serve a three-year term until the 2026 Annual Meeting of Shareholders. The other directors’ terms expire at the Annual Meeting of Shareholders listed in the following table for each category of directors, or upon their earlier death, resignation or removal from office.

If a nominee withdraws for any reason or is not able to continue to serve as a director, the proxy will be voted for another person designated by the Board as substitute nominee, but in no event will the proxy be voted for more than one nominee per seat. The Board has no reason to believe that the nominees will not serve if elected.

Ms. Petralia was elected by the Board as a new director in October 2022. She came to the Board’s attention through her role at Kabbage, a customer and investee of CoreCard, where she demonstrated her experience in the FinTech industry, in management and operational and strategic insight. The Board has nominated the persons named in the following table to serve as a director of the company. The nominees and other directors gave us the following information concerning their current age, other directorships, positions with the company, principal employment and shares of our common stock beneficially owned as of March 15, 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1 TO ELECT TWO NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY.

Name	Age	Position / Principal Occupation
Incumbent Director Nominated for election to serve until the 2025 Annual Meeting
Kathryn Petralia 1, 2 & 3	52	Director, Keep Co-Founder, Kabbage Co-Founder

Incumbent director nominated for election to serve until the 2026 Annual Meeting
A. Russell Chandler, III 1, 2 & 3	78	Director, Retired, Chairman of Whitehall Group, Ltd.

Incumbent director serving until the 2024 Annual Meeting
J. Leland Strange	81	Director, Chairman of the Board, President and Chief Executive Officer

Incumbent director serving until the 2025 Annual Meeting
Philip H. Moise 1, 2 & 3	73	Director, Retired Executive Vice President and General Counsel of Immucor, Inc.

1.	Audit Committee
2.	Compensation Committee
3.	Nominating and Corporate Governance Committee

A. Russell Chandler, III, has served as a director since 2017. Mr. Chandler has served as a director of Miller Industries, Inc., a publicly traded manufacturer of towing and recovery equipment, since April 1994. He is founder and Chairman of Whitehall Group Ltd., a private investment firm based in Atlanta, Georgia. Mr. Chandler served as Chairman of Precyse Technologies Inc. in 2010 and as its Chief Executive Officer through May 2013. Mr. Chandler served as Chairman of Datapath, Inc., a company that built mobile communications trailers for military applications, from October 2004 until June 2006 and he served as the Mayor of the Olympic Village for the Atlanta Committee for the Olympic Games from 1990 through August 1996. From 1987 to 1993, he served as Chairman of United Plastic Films, Inc., a manufacturer and distributor of plastic bags. He founded Qualicare, Inc., a hospital management company, in 1972 and served as its President and Chief Executive Officer until its sale in 1983. The Board considered Mr. Chandler’s extensive experience as an executive and long term tenure as a member of the board of directors of a publicly traded company, as well as his operational and strategic insight in determining that he should serve as a director of the company. The Board has determined that Mr. Chandler qualifies as an independent director under the applicable rules of NYSE.

Philip H. Moise has served as a director since 2013. Mr. Moise served as Executive Vice President, General Counsel and Secretary of Immucor, Inc. from 2007 until 2012. Immucor manufactures and sells instruments and reagents used to classify components of human blood prior to blood therapies and transfusions. Previously a publicly-held company, Immucor was acquired and taken private in 2011. Before joining Immucor, Mr. Moise was in the private practice of law for almost 30 years, where he represented public and private companies in the technology and life sciences industries. He represented CoreCard and its predecessors for approximately 25 years before joining Immucor in 2007. The Board considered Mr. Moise’s familiarity with the company’s business and history; his business experience as an executive with a publicly traded company; his extensive legal background and experience in corporate transactions and corporate governance; and his familiarity with board and regulatory matters impacting publicly traded companies in determining that he should serve as a director of the company. The Board has determined that Mr. Moise qualifies as an independent director under the applicable rules of NYSE.

Kathryn Petralia has served as a director since 2022. She is the Co-Founder of Keep Financial, a fintech compensation platform that helps employers and employees stay together longer and happier. Prior to starting Keep, Kathryn Co-Founded Kabbage, a financial services, technology and data platform for small businesses that was acquired by American Express in 2020. Prior to Kabbage, Kathryn spent nearly 15 years with fintech and ecommerce startups. After graduating from Furman University with an English degree, Kathryn pursued her interest in technology to launch a number of successful startups. She also served as Vice President of Strategy for Revolution Money, which was acquired by American Express, and was the director of corporate development for CompuCredit (now Atlanticus). In 2018, she was named to Forbes’ list of the World’s Most Powerful Women. The Board considered Ms. Petralia’s background as an executive officer, her experience in the FinTech industry, her experience in management and her operational and strategic insight in determining that she should serve as a director of the company. The Board has determined that Ms. Petralia qualifies as an independent director under the rules of NYSE.

J. Leland Strange has served as our President since 1983 and our Chief Executive Officer and Chairman of the Board since 1985. The Board considered Mr. Strange’s many years of experience as the company’s CEO, his familiarity with the industries and customers which our operating companies serve, and his past experience on several boards of directors and audit and compensation committees of other publicly traded companies in determining that he should serve as a director of the company.

There are no family relationships among any of the company’s directors or executive officers.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to an evaluation of the ability and integrity of any director, executive officer or control person of the company during the past ten years. There are no proceedings to which any director, officer, affiliate, any owner of record or beneficially of more than 5 percent of our common stock, or any security holder of the company is an adverse party to the company or has a material interest adverse to the company.

Four of the directors and all of the members of the Audit Committee are independent, as such term is defined in the listing standards of the NYSE and the rules of the SEC. The Audit Committee meets the composition requirements of NYSE’s listing (as defined by the rules of NYSE). As a result of Ms. Camp’s decision not to stand for reelection, the Board reduced the size of the Board from five members to four, effective as of the date of the annual meeting.

Board Leadership Structure and Role in Risk Oversight

The Chief Executive Officer serves as Chairman of the Board of Directors of the company. Given the size and scope of the company’s operations, the company believes that the leadership structure of the Board, which as of the date of the annual meeting will consist of four directors of which three are independent, is appropriate. There is no lead independent director because there has been no need for such a role based on the continuity resulting from the tenure of the directors and the small size of the Board. Given the character, size and scope of the company’s operations and the stability and long tenure of its workforce and management team, there is limited exposure to external risks other than general business, product and market risks. General business and operational risks are handled primarily by senior executive management and discussed during regular Board meetings as necessary. The company has limited, if any, exposure related to financial instruments, environmental issues, off balance sheet entities and such external risks. The Board reviews treasury risks, financial and accounting risks, legal and compliance risks, information technology security and cybersecurity risks and risks related to internal control over financial reporting. The Audit Committee, which consists of the independent directors, provides risk oversight as part of the company’s internal controls process and regularly reviews reports from management and external auditors on risk analysis and tests of the design and effectiveness of the company’s internal controls. The Board considered and has determined that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the company. This determination was based on the limited nature of the company’s compensation program. The full board also has oversight of enterprise risk management and considers strategic risks and opportunities on a regular basis.

Meetings and Committees of the Board of Directors

The Board met five times during the year ended December 31, 2022. The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit Committee of the Board met five times in 2022. During 2022, the Audit Committee consisted of Mr. Chandler (chair), Mr. Moise and Ms. Camp. In 2022, the Audit Committee appointed the company’s independent auditor to review its report on the 2022 audit and the 2022 quarterly reviews, and carried out a number of other responsibilities, as outlined in the Audit Committee Charter.

All members of the Audit Committee currently meet the applicable independence and qualifications standards of the NYSE. The Board has determined that Mr. Chandler is a financial expert as defined by the rules of the SEC and is financially sophisticated as defined in the listing standards of NYSE. The Board based this determination, in part, on Mr. Chandler’s experience in actively supervising senior financial and accounting personnel and in overseeing the preparation of financial statements as the audit committee chair of publicly-traded companies.

The Board has a Compensation Committee consisting of four independent directors, Mr. Chandler, Mr. Moise (chair), Ms. Petralia and Ms. Camp. The Compensation Committee met twice in 2022. The Compensation Committee reviews, makes recommendations and approves the appropriate compensation level for the officers of the company and any changes in the company’s various benefit plans covering executive officers or directors as well as administering the company’s stock incentive plans and overseeing executive management succession planning. The Compensation Committee has the authority to delegate responsibility for the day-to-day management of the Company’s executive compensation programs. In addition, The Compensation Committee may appoint one or more subcommittees consisting of one or more members of the Compensation Committee and may delegate to any subcommittee or Compensation Committee member such Committee authority, responsibilities and duties as the Compensation Committee sees fit. Neither the Compensation Committee nor management has engaged a compensation consultant to provide advice or recommendations on the form or amount of executive or director compensation. From time to time, the Compensation Committee has sought input from publicly available data compiled by executive officers of the company relating to compensation paid to executive officers and directors in similar size, publicly traded companies in the same geographic area or industry as the company. The Compensation Committee has also solicited input from the CEO with respect to compensation of non-CEO executive officers.

The Compensation Committee considers compensation data based on a comparator group. Our comparator group is intended to be representative of the market in which we compete most directly for executive talent. The selection of companies comprising our comparator group is based on similarity in revenue size, lines of business, participation in global markets and market capitalization. The peer group is constructed to target CoreCard near the median of the composite ranking of the financial and operating metrics of the companies in the comparator group. The comparator group used in 2021 to set 2022 compensation was:

PaySign	American Software	Marqeta	Repay

The Board has a Nominating and Corporate Governance Committee consisting of four independent directors, Mr. Chandler, Mr. Moise, Ms. Petralia and Ms. Camp (chair). The Nominating and Corporate Governance Committee met twice in 2022. The Nominating and Corporate Governance Committee was established to assist the Board with (i) Board and committee organization, membership and function, (ii) oversight of the evaluation of director qualifications and performance, and (iii) corporate governance. As part of these responsibilities, the Nominating and Corporate Governance Committee evaluates candidates for service as directors of the Company, conducts the Board’s annual self-assessment process and recommends corporate governance principles for adoption by the Board. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for director nominations set forth in Article Three, Section 3.9, of the Company’s Bylaws and applicable law.

In 2022, each director attended all meetings of the Board and Committees on which they served. In March 2023, the Board elected Kathryn Petralia to serve on the Audit, Compensation and Nominating and Corporate Governance committees.

Executive Officers

The following information is provided about our non-director executive officer:

Name	Age	Position / Principal Occupation
Matthew A. White	41	Chief Financial Officer and Secretary

Matthew A. White was elected on January 22, 2019, as Chief Financial Officer and Corporate Secretary. Mr. White was previously serving as VP Finance and CFO of CoreCard Software, the main operating subsidiary of CoreCard and he will continue to serve in that role. Prior to joining CoreCard Software Mr. White held various accounting and financial reporting positions at Humana and, most recently, Equifax. Prior to that he was a Senior Manager in the audit practice at Deloitte and is a licensed CPA.

The Board of Directors elects the executive officers to serve until they are removed, replaced or resign.

Executive Compensation

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Option Awards.	Other Annual Compensation	Total
		$	$	$	$	$
J. Leland Strange	2022	390,000	400,000	--	4,563	794,563
President & Chief Executive Officer	2021	350,000	400,000	--	4,350	754,350

Matthew A. White	2022	250,000	150,000	--	3,738	403,738
Chief Financial Officer & Secretary	2021	230,000	80,000	--	3,377	313,377

The table above sets forth information regarding compensation awarded to, earned by or paid to the company’s CEO and the company’s most highly compensated person serving as an executive officer during the fiscal year other than the CEO (the “Named Executive Officers”). The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the company’s size, the nature of its business and the executive’s duties; align pay with creating shareholder value; minimize risky behavior; and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business, the small number of executives and the significant ownership held by Mr. Strange, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and appropriate periodic bonuses is appropriate for the company. None of the Named Executive Officers has an employment agreement with the company and the company does not have any corporate non-equity incentive plans or nonqualified deferred compensation plans. From time to time, officers may be awarded bonuses to recognize achievement of corporate or subsidiary goals or other accomplishments. Mr. Strange and Mr. White were awarded bonuses in 2021 and 2022 in recognition of the growth of the company in 2021 and 2022. No options were re-priced in the two year period ended December 31, 2022. All Other Annual Compensation shown above includes matching contributions by the company to the respective accounts of the executive officers pursuant to the terms of our Tax-Deferred Savings and Protection Plan (the “401(k) Plan”). Such amounts are fully vested. It is our policy to provide executives with the same benefits provided to other employees with respect to medical, dental, life insurance and 401(k) plans.

Outstanding Equity Awards at Fiscal Year End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Matthew A. White	30,000	--	$19.99	01/21/2029

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information as of December 31, 2022 about the company’s common stock that may be issued under the 2011 Non-Employee Directors’ Stock Option Plan, the 2015 Stock Incentive Plan, the 2020 Non-Employee Directors’ Stock Incentive Plan and the 2022 Employee Stock Incentive Plan. All plans were approved by shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders [1]	59,000	$ 17.35	932,369
Equity compensation plans not approved by security holders	-	-	-
Total	59,000	$ 17.35	932,369

1.

Information pertains to the 2011 Non-Employee Directors’ Stock Option Plan, the 2015 Stock Incentive Plan, the 2020 Non-Employee Directors’ Stock Incentive Plan and the 2022 Employee Stock Incentive Plan.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based on Total Shareholder Return[5]	Net Income (millions)[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$794,563	$794,563	$403,738	$373,238	$72.23	$13.9
2021	$754,350	$754,350	$313,377	$296,877	$96.73	$9.0

1.

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Strange (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

2.

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Strange, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Strange during the applicable year. There were no adjustments needed in accordance with Item 402(v) of Regulation S-K, as there were no equity awards that were granted or vested during the applicable periods.

3.

The dollar amounts reported in column (d) represent the amounts reported for the Company’s named executive officer (NEO), Matthew A. White, in the “Total” column of the Summary Compensation Table in each applicable year.

4.

The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to the NEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEO for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to Non- PEO NEO
2022	$403,738	$-	$(30,500)	$373,238
2021	$313,377	$-	$(16,500)	$296,877

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$ -	$ -	$ -	$ (30,500)	$ -	$ -	$ (30,500)
2021	$ -	$(16,600)	$ -	$ 100	$ -	$ -	$ (16,500)

5.

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6.	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graphs illustrates the relationship during 2021-2022 of the compensation actually paid for our CEO and NEO as calculated pursuant to SEC rules to our TSR.

Compensation Actually Paid and Net Income

The following graph illustrates the relationship during 2021-2022 of the compensation actually paid for our CEO and NEO as calculated pursuant to SEC rules to our net income.

Director Compensation

The table below sets forth all compensation earned by non-executive directors in the year ended December 31, 2022. The company has a Non-Employee Directors’ Stock Incentive Plan, which allows for an annual grant of $50,000 of common stock with the number of shares determined by the closing price on the date of the Annual Meeting.

	Fees Earned or Paid in Cash	Stock Awards[1]	Total
Name	$	$	$
A. Russell Chandler, III	50,000	50,000	100,000
Philip H. Moise	50,000	50,000	100,000
Elizabeth W. Camp	50,000	50,000	100,000
Kathryn Petralia	12,500	50,000	62,500
1.

Pursuant to the 2020 Non-Employee Directors’ Stock Incentive Plan, in 2022 each director received 2,168 shares of common stock based on the closing price as of the date of the 2022 Annual Meeting for a total fair value of $50,000 each. Kathryn Petralia received 2,304 shares of common stock based on the closing price as of the date of her appointment to the Board for a total fair value of $50,000.

Total cash compensation for annual board service was $50,000, earned quarterly. In 2022, all non-employee directors had the same compensation plan, as described above. There was no additional compensation for serving on a committee of the Board of Directors.

Audit Committee Report

The Audit Committee Charter, which is reviewed annually, includes organization and membership requirements, a statement of policy and the Committee's authority and responsibilities.

Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. As outlined in more detail in the Audit Committee Charter, the Audit Committee’s responsibility is generally to approve all services provided by and compensation paid to the independent auditors; review the adequacy of the company’s internal and disclosure controls and risk management practices; review and monitor the annual audit of the financial statements including the financial statements produced and notes thereto; review SEC filings containing the company’s financial statements; regularly meet with the independent auditors and management in separate sessions; and authorize investigations into any matter within the scope of their responsibilities. During fiscal year 2022 and through March 15, 2023, among its other activities, the Audit Committee:

●	engaged the independent auditors and established their compensation;

●	reviewed and discussed with management and the independent auditors the audited financial statements of the company as of December 31, 2022 and 2021 and for the years then ended;

●	discussed with the independent auditors their reviews of the quarterly unaudited financial statements of the company for fiscal 2022;

●	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

●	received from the independent auditors the written disclosures and written affirmation of their independence required by PCAOB Rule 3526 and discussed with the auditors the firm’s independence.

Based upon the reviews and discussions summarized above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

A. Russell Chandler, III (Chair)

Philip H. Moise

Elizabeth W. Camp

Nominations Process

The Board has appointed a Nominating and Corporate Governance Committee consisting of four independent directors, A. Russell Chandler, III, Philip H. Moise, Elizabeth W. Camp and Kathryn Petralia. The same individuals also nominate the officers of the company for election by the Board. As a result of Ms. Camp’s decision not to stand for reelection the Board reduced the size of the Board from five members to four, effective as of the date of the annual meeting.

The Board has not previously formed a policy with respect to consideration of candidates nominated by shareholders since there have been no such nominations. However, it is the Board’s intent to consider any security holder nominees that may be properly and timely put forth in the future. The Board has not identified any specific, minimum qualifications or skills that it believes must be met by a nominee for director. The company does not have a specific policy with respect to diversity in identifying nominees for director. In considering nominations for the 2022 Annual Meeting, the Board reviewed the appropriate size of the Board and the skills and characteristics of directors in the context of the current make-up, background and experience of the Board and the requirements and needs of the company in the foreseeable future. Security holders wishing to nominate a candidate for consideration at the Annual Meeting of Shareholders in 2024 should submit the nominee’s name, affiliation and other pertinent information along with a statement as to why such person should be considered for nomination. Such nominations should be addressed to the Board in care of the Secretary of the company and be received no later than 60 days before the date of the Annual Meeting of Shareholders. The Board will evaluate any such nominees in a manner similar to that for all director nominees.

Majority Voting in Uncontested Director Elections

Our bylaws contain a majority voting standard for the election of directors in an uncontested election. Accordingly, each nominee must be elected by the vote of a majority of the votes cast by the shares present in person or represented by proxy. A “majority of the votes cast” means that the number of shares voted “for” a director’s election must exceed the number of votes “against” such nominee, excluding abstentions. Abstentions do not count as a vote “for” or “against” a director.

In addition, our Board has adopted a director resignation policy governing procedures in the event that a director does not receive a majority of the votes cast. Pursuant to the Board’s director resignation policy, if an incumbent director fails to receive the required vote for re‑election in an uncontested election, that director shall promptly tender, to the Board or its Chairperson, his or her resignation from the Board and from those Board committees on which the director serves, conditioned upon Board acceptance. The Nominating Committee will promptly consider such resignation and then make a recommendation to the Board whether to accept or reject the resignation tendered by such director. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating Committee as well as other potentially relevant factors, no later than 180 days from the date of the certification of the election results. The director whose resignation is under consideration shall not participate in the deliberations of the Nominating Committee or of the Board with respect to his or her resignation.

The Nominating Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the shareholders voted against or withheld votes from such director, the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the Board, and the overall composition of the Board, including whether accepting the resignation as tendered would cause the Company to fail to meet the requirements of any law, regulation, or rule, including but not limited to those of the Securities and Exchange Commission (“SEC”) or the listing standards of the NYSE.

Following the Board’s decision, the Company will promptly disclose the Board’s decision regarding whether to accept or reject the director's resignation offer in a Form 8-K furnished to the SEC. If the Board has decided to reject the tendered resignation or to pursue any additional action, then the disclosure will include the rationale behind the decision.

Communication Between Security Holders and the Board of Directors

Security holders and other interested parties wishing to communicate with members of the Board should send a letter to the Secretary of the company with instructions as to which director(s) is to receive the communication. The Secretary will forward the written communication to each member of the Board identified by the sender or, if no individual director is identified, to all members of the Board. The company has not in the past required members of the Board to attend each Annual Meeting of Shareholders because the formal meetings have been attended by very few shareholders and have generally been very brief and procedural in nature. The Board will continue to monitor shareholder interest and attendance at future meetings and reevaluate this policy as appropriate.

PROPOSAL 2 – TO APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Executive Compensation section of this Proxy Statement. While this vote is advisory and non-binding on the company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophies, policies and practices which the Compensation Committee will be able to consider for the remainder of 2023 and beyond. The compensation of our Named Executive Officers and our compensation philosophies and practices are described in the Executive Compensation discussion and accompanying tables.

The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the company’s size, the nature of its business and the executive’s duties and that align pay with creating shareholder value, minimize risky behavior, and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business, the small number of our executives, and the significant ownership held by Mr. Strange, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and appropriate periodic bonuses is appropriate for the company.

Neither the approval nor the disapproval of this proposal will be binding on us or the Board or will be construed as overruling decisions by us or the Board. The company intends to provide shareholder advisory votes on its compensation of Named Executive Officers annually.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CODE OF ETHICS

The company has adopted a Code of Ethics that applies to all directors, officers, and employees. The Code of Ethics is posted in the Investor Relations section of our website at www.corecard.com. The company discloses on its website, within the time required by the rules of the SEC, any waivers of, or amendments to, the Code of Ethics for the benefit of an executive officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Nichols, Cauley & Associates, LLC (“Nichols Cauley”) acted as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021. We expect that representatives of Nichols Cauley will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has selected Nichols Cauley for the audit for the fiscal year 2023. The following is a summary of fees and expenses billed to the company by Nichols Cauley for services during 2022 and 2021:

Audit Fees – We were billed aggregate fees of $112,000 and $106,500 for review and audit services by Nichols Cauley in the years ended December 31, 2022 and 2021, respectively.

Audit-Related Fees – there were no such fees for 2022 or 2021.

Tax Fees – there were no such fees for 2022 or 2021.

All Other Fees – We were billed fees of $188,000 and $140,000 in other fees by Nichols Cauley in the years ended December 31, 2022 and 2021, respectively. Such fees were for independent attestation services associated with service auditor SOC reports for processing services.

It is the policy of the Audit Committee to approve in advance, either verbally or in writing, all audit services and permitted non-audit services provided to the company by the independent accountants. All such services were pre-approved by the Audit Committee in the two years ended December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The lease on our headquarters and primary facility at One Meca Way, Norcross, Georgia is held by ISC Properties, LLC, an entity controlled by our Chairman and Chief Executive Officer, J. Leland Strange. Mr. Strange holds a 100% ownership interest in ISC Properties, LLC. In the years ended December 31, 2022 and 2021, we paid $333,000 and $265,000, respectively, in rent to ISC Properties, LLC, which the company believes to be market rate.

INSIDER TRADING POLICY; EMPLOYEE, OFFICER AND DIRECTOR HEDGING

Our directors, officers and employees are subject to our insider trading policy, which prohibits the purchase, sale or trade of our securities with the knowledge of material nonpublic information. In addition, our insider trading policy also prohibits short sales, transactions in derivatives, and hedging of CoreCard’s securities by our directors, executive officers and employees and prohibits pledging of CoreCard securities by our directors and executive officers.

SHAREHOLDERS’ PROPOSALS FOR THE ANNUAL MEETING IN 2024

Shareholders who wish to submit a proposal for inclusion in our proxy statement for the 2024 Annual Meeting of Shareholders must submit such proposals so that they are received by the company no later than December 12, 2023. Such proposals must comply with Exchange Act Rule 14a-8 and all other applicable proxy rules and requirements contained in our Bylaws relating to shareholder proposals to be included in our proxy materials. Shareholders intending to present proposals at the Annual Meeting of Shareholders in 2024 but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 should submit these proposals to the Secretary of the company by certified mail, return receipt requested, at our offices in Norcross, Georgia on or before December 15, 2023. Our bylaws contain an advance notice provision that states that, among other things, in order for business to be brought properly before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the company. To be timely under the Bylaws, a shareholder’s notice must be received at our principal offices by December 16, 2023. Shareholders who wish to include their own director nominee or nominees on the company’s proxy card for the 2024 Annual Meeting of Shareholders pursuant to the SEC’s universal proxy rules must submit the notice required by Exchange Act Rule 14a-19 by April 2, 2024. Such notice must comply with both Rule 14a-19 and the requirements of our bylaws for director nominations. For nominees by shareholders that are not intended for inclusion in the company’s proxy card, the company must be provided the notice specified by our bylaws not later than May 18, 2024.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Board is not aware of any matter other than those stated above that are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment of what is in the best interest of the company.

ADDITIONAL INFORMATION

Any record or beneficial owner of our common stock as of April 11, 2023 may request a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2022, including financial statements, schedules and exhibits. Shareholders may also view and download a free copy of our Annual Report on Form 10-K from our web site at www.corecard.com. Any request for the Form 10-K should be in writing addressed to: Matthew A. White, CoreCard Corporation, One Meca Way, Norcross, Georgia 30093. We will provide copies of any exhibits to the Form 10-K upon request and upon the payment of our reasonable expenses in furnishing such exhibits.

IMPORTANT NOTICE CONCERNING THE AVAILABLITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report to Shareholders are available at https://materials.proxyvote.com/45816D

ANNUAL MEETING OF SHAREHOLDERS OF

CORECARD CORPORATION

June 1, 2023

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and Proxy Card are available at https://materials.proxyvote.com/45816D

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AND "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal: Election of Two Directors. Nominees:

	FOR	AGAINST	ABSTAIN
01 – Kathryn Petralia	☐	☐	☐
02 – A. Russell Chandler III	☐	☐	☐

To change the address on your account, please check the box on the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy will be voted as directed. If no instructions are specified, the proxy will be voted "FOR" Proposals 1 & 2.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of the Shareholders and the 2022 Annual Report to Shareholders.

Signature of Shareholder ______________________ Date __________ Signature of Shareholder ______________________ Date __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

CORECARD CORPORATION

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned holder of shares of Common Stock of CoreCard Corporation, a Georgia corporation (the "Company"), hereby appoints J. Leland Strange and Matthew A. White, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned and vote as designated on the reverse side, all the shares of Common Stock of the Company held or owned by the undersigned that the undersigned would be titled to vote as of the April 11, 2023 record date, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at One Meca Way, Norcross, GA 30093 on June 1, 2023 at 4:00 p.m., local time, or any adjournment or postponement thereof.

(To be Signed on Reverse Side)

SEE REVERSE SIDE

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